Exhibit 99.2

Alset EHome International Inc.’s

American Pacific Bancorp Subsidiary Receives USD $40 Million Investment from Document Security Systems, Inc.

Thursday, September 9, 2021 7:00 AM

BETHESDA, MD / ACCESSWIRE / Thursday, September 9, 2021 / Alset EHome International Inc. (NASDAQ: AEI) (“AEI” the “Group” or “Company”), a diversified holding company principally engaged through its subsidiaries in the development of EHome communities and other property development, financial services, digital transformation technologies, biohealth activities and consumer products, is pleased to announce that its subsidiary American Pacific Bancorp, Inc. (“APB”) has completed a subscription agreement with Document Security Systems, Inc. (NYSE: DSS)(“DSS”). Pursuant to the subscription agreement, APB will issue 6,666,700 shares of its common stock at an appraised value of $6.00 per share for an aggregate purchase price of approximately $40 Million.

“APB has assembled a strong pipeline of diversified loans from home mortgages, licensed medical real estate financing, district bonds, SME loans, convertible loans and profit participation loans,” stated Frank D. Heuszel, CEO of DSS. “This investment represents a strong validation of APB’s business model, and this fresh injection of funds should significantly improve APB’s ability to execute its plans on an expedited basis.”

As a result of this investment, DSS has acquired over 50% of APB’s outstanding shares of common stock, making DSS the majority-owner of APB. AEI continues to be a significant shareholder of APB. As APB acquires equity positions in commercial banks in the United States, it intends to inject digital banking capabilities into the banks to provide global banking services to global clients and increase efficiency.

About American Pacific Bancorp, Inc.

American Pacific Bancorp, Inc. is a bank holding company, focused on the lending business and acquiring equity positions in commercial bank(s) in the United States. APB is managed by a team of bankers and entrepreneurs whose shared vision is to build a robust, integrated technologically advanced bank holding company. APB envisions establishing a unique, customer-centric, globally focused entity that provides banking services through digital channels.

For more information, please visit: https://www.amerpacbancorp.com/.

About Document Security Systems, Inc.

DSS is a multinational company operating business segments in blockchain security, direct marketing, healthcare, consumer packaging, real estate, renewable energy, and securitized digital assets. Its business model is based on a distribution sharing system in which shareholders will receive shares in its subsidiaries as DSS strategically spins them out into IPOs. Its historic business revolves around counterfeit deterrent and authentication technologies, smart packaging, and consumer product engagement. DSS is led by its Chairman, Heng Fai Chan, a highly successful global business veteran of more than 40 years specializing in corporate transformation while managing risk. He has successfully restructured more than 35 corporations with a combined value of $25 billion.

For more information, please visit: http://www.dsssecure.com.

About Alset EHome International Inc.

AEI is a diversified holding company executing on its vision to accelerate sustainable healthy living with a focus on the development of EHome communities and other property development, financial services, digital transformation technologies, biohealth activities and consumer products. Through its operating subsidiaries, AEI’s mission is to provide a healthy living ecosystem that drives long-term exponential growth, building liquidity and value for shareholders. AEI is led by its chairman and CEO, Heng Fai Chan, a successful global business veteran of more than 40 years specializing in corporate transformation while managing risk. Over his distinguished career, Heng Fai Chan has successfully restructured more than 35 corporations with a combined value of $25 billion.

For more information, please visit: www.alsetehomeintl.com.

Investor Contact:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com

Forward-Looking Statement Disclaimer

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Alset EHome International Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review our filings with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Alset EHome International Inc. undertakes no duty to update such information except as required under applicable law.

SOURCE: Alset EHome International Inc.